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Exhibit 10.32
Tax Deferred
Periodic Vesting
4-24-03

RESTRICTED STOCK
UNIT AWARD AGREEMENT

        This Restricted Stock Unit Award ("Award") is made this            day of 2003 "Date of Grant"), by Motorola, Inc. (the "Company" or " Motorola") to             (the "Grantee").

        WHEREAS, Grantee is receiving the Award under the Motorola Omnibus Incentive Plan of 2003, as amended (the "2003 Omnibus Plan");

        WHEREAS, the Award is a special grant of Motorola restricted stock units; and

        WHEREAS, it is a condition to Grantee receiving the Award that Grantee execute and deliver to Motorola an agreement evidencing the terms, conditions and restrictions applicable to the restricted units.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the Company hereby awards restricted stock units to Grantee on the following terms and conditions:

        1.     Award of Restricted Stock Units. The Company hereby grants to Grantee a total of            thousand (            ) Motorola restricted stock units (the "Units") subject to the terms and conditions set forth below.

        2.     Restrictions. The Units are being awarded to Grantee subject to the transfer and forfeiture conditions set forth below (the "Restrictions") which shall lapse, if at all, as described in Section 3 below. For purposes of this Award, the term Units includes any additional Units granted to the Grantee with respect to Units.

          a.     Grantee may not directly or indirectly, by operation of law or otherwise, voluntarily or involuntarily, sell, assign, pledge, encumber, charge or otherwise transfer any of the Units. The Units shall be forfeited if Grantee violates or attempts to violate these transfer restrictions.

          b.     Any Units still subject to the Restrictions shall be automatically forfeited upon the Grantee's termination of employment with Motorola or a Subsidiary for any reason, other than death or Total and Permanent Disability (as defined in Section 3(a) below). For purposes of this Agreement, a "Subsidiary" is any corporation or other entity in which a 50 percent or greater interest is held directly or indirectly by Motorola and which is consolidated for financial reporting purposes.

        The Company will not be obligated to pay Grantee any consideration whatsoever for forfeited Units.

        3.     Lapse of Restrictions.

          a.     The Restrictions applicable to the Units shall lapse, as long as the Units have not been forfeited as described in Section 2 above, as follows:

      (i)
      25% on            , 2004; an additional 25% on            , 2005; an additional 25% on            , 2006; and the remaining Units on—            , 2007;

      (ii)
      Upon a Change in Control of the Company (as defined by the 2003 Omnibus Plan);

      (iii)
      Upon termination of Grantee's employment with Motorola or a Subsidiary by Total and Permanent Disability. "Total and Permanent Disability" means for (x) U.S.

        employees, entitlement to long term disability benefits under the Motorola Disability Income Plan, as amended and (y) non-U.S. employees, as established by applicable Motorola policy or as required by local regulations; or

      (iv)
      If the Grantee dies.

          b.     If the Grantee takes a Leave of Absence from Motorola or a Subsidiary, the Units will continue to be subject to this Agreement. The Restrictions will continue to lapse while the Grantee is on a Leave of Absence. "Leave of Absence" means a leave of absence from Motorola or a Subsidiary that is not a termination of employment, as determined by Motorola.

        4.     Prohibited Activity. If Grantee engages, directly or indirectly, in any activity which is in competition with any activity of Motorola or any Subsidiary, or in any action or conduct which is in any manner adverse or in any way contrary to the interests of Motorola or any Subsidiary, at any time from the date of grant of this Award to the date of distribution, all Units, whether or not subject to Restrictions, shall be forfeited. This determination shall be made by the Compensation and Leadership Committee of the Company's Board of Directors.

        5.     Adjustments. If the number of outstanding shares of Motorola Common Stock ("Common Stock") is changed as a result of stock dividend, stock split or the like without additional consideration to the Company, the number of Units subject to this Award shall be adjusted to correspond to the change in the outstanding shares of Common Stock.

        6.     Dividend Equivalents. Upon the Company's payment of a cash dividend with respect to its Common Stock, the number of Units shall be increased by the number obtained by dividing the amount of dividend the Grantee would have received had the Grantee owned a number of shares of Common Stock equal to the number of Units then credited to his or her account by the closing price of the Company's Common Stock on the last trading day before the date of the dividend payment, as reported for the New York Stock Exchange—Composite Transactions in the Wall Street Journal, Midwest edition. If a dividend is paid in shares of stock of another company or in other property, the Grantee will be credited with the number of shares of that company or the amount of property which would have been received had the Grantee owned a number of shares of Common Stock equal to the number of Units credited to his or her account. The shares or other property so credited will be subject to the same Restrictions and other terms and conditions applicable to the Units and will be paid out in kind at the time the Units are distributed.

        7.     Delivery of Certificates or Equivalent. Upon a Distribution Event, the Company shall, at its election, either (i) deliver to the Grantee a certificate representing a number of shares of Common Stock equal to the number of Units then subject to this Award which are free of Restrictions, or (ii) establish a brokerage account for the Grantee and credit to that account the number of shares of Common Stock of the Company equal to the number of Units then subject to this Award which are free of Restrictions, plus, in either case, a cash payment equal to the value of any fractional Unit then credited to the Grantee's account. A "Distribution Event" shall occur upon a Change in Control of Motorola or upon the termination of the Grantee's employment with Motorola or a Subsidiary by death, Total and Permanent Disability, or otherwise.

        8.     Withholding Taxes. The Company is entitled to withhold an amount equal to Motorola's required minimum statutory withholdings taxes for the respective tax jurisdiction attributable to any share of Common Stock or property deliverable in connection with the Units. Grantee may satisfy any withholding obligation in whole or in part by electing to have Motorola retain shares of Common Stock deliverable in connection with the Units having a Fair Market Value on the date of delivery equal to the minimum amount required to be withheld. "Fair Market Value" for this purpose shall be the closing price for a share of Common Stock on the last trading day before the date of delivery as reported for the New York Stock Exchange—Composite Transactions in the Wall Street Journal, Midwest edition.

        9.     Voting and Other Rights.

          a.     Grantee shall have no rights as a stockholder of the Company in respect of the Units, including the right to vote and to receive dividends and other distributions, until delivery of certificates representing shares of Common Stock in satisfaction of the Units.

          b.     The grant of Units does not confer upon Grantee any right to continue in the employ of the Company or a Subsidiary or to interfere with the right of the Company or a Subsidiary, to terminate Grantee's employment at any time.

        10.   Funding. No assets or shares of Common Stock shall be segregated or earmarked by the Company in respect of any Units awarded hereunder. The grant of Units hereunder shall not constitute a trust and shall be solely for the purpose of recording an unsecured contractual obligation of the Company.

        11.   Notices. Any written notice under this Award shall be deemed given on the date that is two business days after it is sent by registered or certified mail, postage prepaid, addressed either to the Grantee at his address set forth below or to the Attention: Executive Rewards, Motorola, Inc., 1303 East Algonquin Rd, Schaumburg, IL 60196 (847) 576-5000. Any notice may be sent using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail) but no such notice shall be deemed to have been duly given unless and until it is actually received by the intended recipient. The Grantee and the Company may change the address to which notices are to be delivered by giving the other party notice in the manner set forth herein.

        12.   Governing Law. All questions concerning the construction, validity and interpretation of this Award shall be governed by and construed according to the internal law and not the law of conflicts of the State of Illinois.

        13.   Waiver. The failure of the Company to enforce at any time any provision of this Award shall in no way be construed to be a waiver of such provision or any other provision hereof.

        14.   Actions by the Compensation and Leadership Committee. The Compensation and Leadership Committee may delegate its authority to administer this Agreement. The actions and determinations of the Compensation and Leadership Committee or delegate shall be binding upon the parties.

        15.   Plan Documents. The 2003 Omnibus Plan and the Prospectus for the 2003 Omnibus Plan are available at http://myhr.mot.com/finances/stock_options/index.jsp or from Global Rewards, 1303 East Algonquin Road, Schaumburg, IL 60196 USA (847) 576-7885.

        IN WITNESS WHEREOF, the Company has executed this Agreement in duplicate as of day and year first above written.

MOTOROLA, INC.
By:
Its:

        The undersigned Grantee hereby accepts, and agrees to, all terms and provisions of the foregoing Award. If you do not sign and return this Award you will not be entitled to the Units.

Signature

Print Name
Social Security Number or Commerce ID Number
Address

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  Exhibit 10.32 Tax Deferred Periodic Vesting 4-24-03
RESTRICTED STOCK UNIT AWARD AGREEMENT